As filed with the Securities and Exchange Commission on January 27, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BankUnited, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6035 (Primary Standard Industrial Classification Code Number)	27-0162450 (I.R.S. Employer Identification Number)

14817 Oak Lane

Miami Lakes, Florida 33016

(305) 569-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Kanas

Chairman, President and Chief Executive Officer

BankUnited, Inc.

14817 Oak Lane

Miami Lakes, Florida 33016

(305) 569-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 (212) 735-3000	Richard D. Truesdell, Jr., Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-170203

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non- accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount to Be	Aggregate Offering	Aggregate	Registration
Securities to Be Registered	Registered(1)	Price per Share(2)(3)	Offering Price(2)	Fee(2)
Common Stock, par value $0.01 per share	3,162,500	$ 27	$ 85,387,500	$ 9,914
(1)

The registrant previously registered 30,187,500 shares of its Common Stock at an aggregate offering price not to exceed $754,687,500 on Registration Statement on Form S-1 (File No. 333-170203), which registration statement was declared effective by the Securities and Exchange Commission on January 27, 2011. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations of the Securities and Exchange Commission with respect thereto, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the securities eligible to be sold under such registration statement is hereby registered.

(2)	Calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

(3)	Based on the initial public offering price per share.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement on Form S-1 is being filed by BankUnited, Inc., a Delaware corporation (the “Company”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Company’s Registration Statement on Form S-1, as amended (File No. 333-170203), declared effective by the Securities and Exchange Commission on January 27, 2011, and all exhibits thereto, are incorporated by reference into this Registration Statement in their entirety and are deemed to be a part of this Registration Statement.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and financial statement schedules.

(a)  Exhibits.

Exhibit Number		Exhibit Title
5.1		Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1		Consent of KPMG LLP

23.2		Consent of PricewaterhouseCoopers LLP

23.3		Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1	*	Power of Attorney of directors and officers

*Previously on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-170203), which was originally filed with the Commission on October 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Lakes, State of Florida, on January 27, 2011.

BANKUNITED, INC.

By:
/s/ John A. Kanas
	Name:	John A. Kanas
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John A. Kanas	Chairman, President and Chief Executive	January 27, 2011
John A. Kanas	Officer (Principal Executive Officer)

/s Douglas J. Pauls	Chief Financial Officer (Principal Financial and	January 27, 2011
Douglas J. Pauls	Accounting Officer)

*	Vice Chairman, Chief Lending Officer and Director	January 27, 2011
John Bohlsen

*	Director	January 27, 2011
Chinh E. Chu

*	Director	January 27, 2011
Ambassador Sue M. Cobb

*	Director	January 27, 2011
Eugene F. DeMark

*	Director	January 27, 2011
Richard S. LeFrak

*	Director	January 27, 2011
Wilbur L. Ross, Jr.

*	Director	January 27, 2011
Pierre Olivier Sarkozy

*	Director	January 27, 2011
Lance N. West

*By:	/s/ John A. Kanas
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Title
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

23.1	Consent of KPMG LLP

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

24.1*	Power of Attorney of directors and officers

*Previously on the signature page to the registrant’s Registration Statement on Form S-1 (File No. 333-170203), which was originally filed with the Commission on October 28, 2010.